4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	January 3, 2014

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 3, 2014, Manitowoc entered into a $1,050,000,000 Third Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., Bank of America, N.A., and Wells Fargo Bank, National Association, as Syndication Agents, and SunTrust Bank, as Documentation Agent.

The Credit Agreement includes three different loan facilities.  The first is a revolving facility in the amount of $500,000,000, with a term of five years.  The second facility is a Term A Loan in the aggregate amount of $350,000,000, with a term of five years.  The third facility is a Term B Loan in the amount of $200,000,000, with a term of seven years.  Manitowoc is obligated to prepay the two term loan facilities from the net proceeds of asset sales, casualty losses, equity offerings, and new indebtedness for borrowed money, and from a portion of its excess cash flow, subject to certain exceptions.

Loans made under the Credit Agreement will initially bear interest at 2.25 percent in excess of reserve adjusted LIBOR rate, or 1.25 percent in excess of an alternate base rate, at Manitowoc’s option.  Manitowoc will also pay a commitment fee of 0.45 percent per annum on the unused portion of the revolving facility.  Manitowoc is also obligated to pay certain fees and expenses to the lenders.

Loans made under the Credit Agreement will be secured by substantially all of the assets of, and guaranteed by, the material direct and indirect domestic subsidiaries of Manitowoc, and secured by 65 percent of the stock of certain foreign subsidiaries of Manitowoc.  The Credit Agreement also requires Manitowoc to provide additional collateral to the lenders under the Credit Agreement in certain limited circumstances.

The Credit Agreement also contains various representations and warranties and affirmative and negative covenants of Manitowoc while the Credit Agreement is outstanding, and provisions for the acceleration of loans made under the Credit Agreement in the event of a default.

The revolving facility includes a $125,000,000 sub facility for letters of credit, a $60,000,000 swingline facility, and provisions for up to $300,000,000 of revolving loans under the Credit Agreement to be made in alternative currencies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(4.1)                       Third Amended and Restated Credit Agreement, dated as of January 3, 2014, by and among The Manitowoc Company, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., Bank of America,

N.A., and Wells Fargo Bank, National Association, as Syndication Agents, and SunTrust Bank, as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: January 8, 2014	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4.1)

Third Amended and Restated Credit Agreement, dated as of January 3, 2014, by and among The Manitowoc Company, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., Bank of America, N.A., and Wells Fargo Bank, National Association, as Syndication Agents, and SunTrust Bank, as Documentation Agent.